Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “SFX HOLDING CORPORATION”, FILED IN THIS OFFICE ON THE FIFTH DAY OF JUNE, A.D. 2012, AT 3:07 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5164834 8100 120705338 You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
	AUTHENTICATION: DATE:	9620602 06-05-12

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:10 PM 06/05/2012
FILED 03:07 PM 06/05/2012
SRV 120705338 - 5164834 FILE

CERTIFICATE OF INCORPORATION

OF

SFX HOLDING CORPORATION

ARTICLE I.

The name of this corporation is SFX Holding Corporation (the “Corporation”).

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV.

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 400,000,000, of which 300,000,000 shares shall be Common Stock with a par value of $0.001 per share (the “Common Stock”) and 100,000,000 shares shall be Preferred Stock with a par value of $0.001 per share (the “Preferred Stock”).

A.                                    Preferred Stock. Subject to Article VI, the Board of Directors (the “Board”) is expressly granted authority, by resolution or resolutions thereof, to provide out of the unissued shares of Preferred Stock, one or more series of Preferred Stock, and to fix for each such series the number of shares constituting such series, the voting rights, full or limited, and any designations, powers, preferences and any relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof as shall be applicable to the shares of each series and shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of Section 242(b)(2) of the DGCL, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.                                    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

ARTICLE V.

The Corporation is to have perpetual existence.

ARTICLE VI.

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, adopt, alter, amend or repeal any of the Bylaws of the Corporation.

ARTICLE VII.

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VIII.

A.                                    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B.                                    The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limit, service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall pay the expenses (including attorney’s fees) incurred by any person entitled to indemnification under this ARTICLE VIII in defending any Proceeding in advance of its final disposition; provided, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this ARTICLE VIII.

C.                                    Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIll, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX.

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

ARTICLE X.

Except as otherwise provided in this Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

ARTICLE XI.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XII.

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE XIII.

The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Joseph C. Gangitano, Esq.	200 Park Avenue
New York, NY 10166

[Remainder of Page Intentionally Left Blank.]

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of June, 2012.

/s/ Joseph C. Gangitano
Joseph C. Gangitano, Incorporator

[Signature Page to Certificate of Incorporation of SFX Holding Corporation]